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                                                                Exhibit 10(w)(2)

                                 FIRST AMENDMENT
                         TO PURCHASE AND SALE AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "FIRST AMENDMENT") is made as of January 29, 2004, by and between ASHWORTH, INC., a Delaware corporation ("SELLER"), and LBA INC., a California corporation ("BUYER"), with reference to the following facts:

                                R E C I T A L S :

         A        Seller and Buyer have previously entered into that certain
Purchase and Sale Agreement dated as of December 2, 2003 (the "PURCHASE AGREEMENT"), for the sale of certain property located in Carlsbad, California, and more particularly described in the Purchase Agreement.

         B        Seller and Buyer desire to amend the Purchase Agreement by the terms of this First Amendment.

         C        All capitalized terms not otherwise defined in this First
Amendment shall have the same meaning as set forth in the Purchase Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Purchase Agreement in the following respects:

         1        New Lease. Notwithstanding the provisions of Section 4.1.4 of the Purchase Agreement to the contrary, the parties hereby acknowledge and agree that the term of the New Lease shall terminate on December 31, 2004, subject to Seller's right to further extend the term thereof for an additional period of sixty (60) days as provided in Section 4.1.4 of the Purchase Agreement. Buyer and Seller hereby acknowledge and agree that the form of the New Lease to be executed by the parties at Closing is attached hereto as Exhibit "A".

         2        Closing Date. Notwithstanding anything to the contrary
contained in the Purchase Agreement, Buyer shall have the right, by written notice (the "EXTENSION NOTICE") to Seller on or before February 12, 2004, to extend the Closing Date to the date identified in the Closing Notice, but in any event not later than March 18, 2003, time being of the essence.

         3        Racking Systems. Notwithstanding anything to the contrary
contained in the Purchase Agreement, Seller shall not be obligated to remove the existing mezzanine racking system in the 2793 Loker Avenue building of the Improvements, and to repair all damage related to such removal, until immediately preceding the expiration of the term of the New Lease.

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         4.       Conflict. In the event of a conflict between terms and
conditions of this First Amendment and the terms and conditions of the Purchase Agreement, the terms and conditions of the First Amendment shall control.

         5. No Further Modifications. Except as set forth in this First Amendment, all other terms and provisions of the Purchase Agreement shall be and remain unmodified and in full force and effect.

         6. Facsimile Counterparts. This First Amendment may be executed in facsimile counterparts, each facsimile signature shall be deemed an original, and all such facsimile counterparts, when taken together, shall constitute one agreement.

         7. IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the date set forth above.

BUYER:                                  SELLER:

LBA INC.,                               ASHWORTH, INC.,
a California corporation                a Delaware corporation

By: /s/Steven R. Layton                 By: /s/Peter Case
   --------------------                    --------------
Name:  Steven R. Layton                 Name:  Peter Case
Title:  Authorized Signatory            Title:  VP Finance

By: ___________________________
Name:_________________________
Title:__________________________

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                                   EXHIBIT "A"

                            [FINAL FORM OF NEW LEASE]

                                  EXHIBIT "A"
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